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INTELLIGENT SYSTEMS CORPORATION

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FOR IMMEDIATE RELEASE

INTELLIGENT SYSTEMS ANNOUNCES NEW BOARD MEMBER NOMINEE ON JULY 13, 2020

Norcross, GA – July 13, 2020 – Intelligent Systems Corporation (NYSE American: INS) announced today that its Board of Directors has nominated Elizabeth W. “Betsy” Camp to serve as an independent Director of the Company. Ms. Camp is President and Chief Executive Officer of DF Management, Inc., a private investment and commercial real estate management company, a position she has held since 2000. Previously, Ms. Camp served in various capacities, including President and Chief Executive Officer of Camp Oil Company for 16 years, tax accountant with a major accounting firm and attorney in law firms in Atlanta and Washington, D.C. Ms. Camp also serves on the boards of publicly-held Synovus Financial Corporation and Genuine Parts Company.

Leland Strange, Chairman and CEO of Intelligent Systems, stated, “We are pleased to nominate Ms. Camp as a potential director and believe the shareholders will agree that Betsy’s extensive business background as an executive officer, as well as her financial and legal acumen, will make her a valuable addition to our board. She is a talented executive and we look forward to her future contributions as a director of the Company.”

Shareholders will be asked to consider her nomination at the August 6, 2020 Annual Meeting. Related Proxy materials have been filed with the Securities and Exchange Commission.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation [NYSE American: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard's flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

For further information, call

Matt White, 770-564-5504 or

email to matt@intelsys.com